EXHIBIT 10.2

GUARANTY

THIS DOCUMENT CONTAINS A WAIVER OF TRIAL BY JURY

This GUARANTY dated as of November 22, 2022, is made by the Person(s) signing below (individually or collectively, “Guarantor”), in favor of ALTERNA CAPITAL SOLUTIONS LLC (“Creditor”).

FOR GOOD AND VALUABLE CONSIDERATION, and to induce Creditor to extend financial accommodations to Debtor, Guarantor agrees as follows:

1. DEFINITIONS.

1.1 All terms contained herein that are not specifically defined shall have the meaning provided in the Uniform Commercial Code.

1.2 The following terms shall have the following meanings:

1.2.1 “Acceptable Forums” – See Section 16.1 hereof.

1.2.2 “Agreement” – This guaranty, as amended.

1.2.3 “Bankruptcy Code” – Title 11 of the United States Code.

1.2.4 “Chosen State” –Florida.

1.2.5 “Credit Documents” –That certain Invoice Purchase and Security Agreement made by Debtor to the order of Creditor dated of essentially even date herewith among Guarantors and Creditor, all documents executed in connection therewith, and all amendments or renewals to or of any of the foregoing, or any other document evidencing Guaranteed Obligations.

1.2.6 “Creditor” – See Preamble.

1.2.7 “Debtor” – Each Guarantor.

1.2.8 “Guaranteed Obligations” – All present and future obligations of Debtor to Creditor, including but not limited to obligations arising out of the Credit Documents, including interest that, but for the filing of a petition under the Bankruptcy Code with respect to Debtor, would have accrued on any such obligations, and attorneys’ fees.

1.2.9 “Guarantor” – See Preamble.

1.2.10 “Party” – Creditor and/or Guarantor.

2. GUARANTY.

2.1 Promise to Pay and Perform. Guarantor unconditionally and irrevocably guarantees to Creditor the prompt payment and performance of the Guaranteed Obligations, and agrees to pay same on demand, without regard to any reduction in the amount thereof in any insolvency proceeding of the Debtor, whether or not the Guaranteed Obligations are found to be invalid, illegal or unenforceable, this being a guaranty of payment and not a guaranty of collection.

2.2 Cumulative Obligations. The obligations hereunder are in addition to any other obligations of Guarantor under any other guaranties of the indebtedness or other obligations of Debtor or any other person given to Creditor. This Agreement shall not affect or invalidate any such other guaranties.

2.3 Continuing Obligation. This Agreement shall remain in full force and effect notwithstanding the fact that no Guaranteed Obligations may be outstanding.

2.4 Joint and Several Obligation; Independent Obligation. Guarantor is directly, jointly, and severally with all other guarantors of the Guaranteed Obligations liable to Creditor. The obligations of Guarantor hereunder are direct and primary and are independent of the obligations of Debtor or any other such guarantor,

2.5 Separate Actions. Creditor may bring a separate action against Guarantor irrespective of whether:

2.5.1 It brings an action against Debtor or any other guarantor, or

2.5.2 Creditor joins Debtor or any other guarantor in such action.

2.6 Election of Remedies. Guarantor’s liability hereunder shall not be contingent upon Creditor’s exercise of any remedies against Debtor or any other guarantor or the enforcement of any lien. Creditor’s release of Debtor or any other guarantor shall not release Guarantor.

3. COVENANTS.

3.1 Guarantor has adequate means to obtain all relevant information, on a continuing basis, concerning Debtor’s financial condition as well as all other circumstances that bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor bears the sole responsibility for being and keeping informed thereof, and relieves Creditor of any duty to disclose any present or future information relating thereto,

3.2 Guarantor shall, from time to time, at the expense of Guarantor, promptly execute and deliver all further documents and take all further action that may be necessary, or that Creditor may reasonably request, to enable Creditor to exercise and enforce its rights and remedies hereunder.

4. PAYMENTS.

4.1 Nature and Application of Payments. Creditor may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order, as Creditor shall determine in its sole discretion, irrespective of any contrary instructions received from any other person.

4.2 Indefeasible Payment; Revival. If any portion of any payment to Creditor hereunder is set aside and repaid by Creditor after being made by Guarantor, the amount so set aside shall be revived as Guaranteed Obligations and Guarantor shall be liable for the amount Creditor is required to repay plus all costs and expenses (including attorneys’ fees, costs, and expenses) incurred by Creditor in connection therewith.

4.3 ACH Authorization. In order to satisfy any of the Guaranteed Obligations, Guarantor authorizes Creditor to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Guarantor.

5. REPRESENTATIONS AND WARRANTIES.

5.1 Guarantor represents and warrants as follows (which representations and warranties shall be true, correct, and complete at all times):

5.1.1 This Agreement is not made by Guarantor in reliance on any representation or warranty, express or implied, by Creditor concerning the financial condition of Debtor or the nature and extent of any security for the Guaranteed Obligations,

5.1.2 No promises have been made to Guarantor by any person to induce Guarantor to enter into this Agreement.

5.1.3 Guarantor is informed of the financial condition of Debtor and of all other circumstances that a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations.

5.1.4 The consideration received by Guarantor in connection with this Agreement is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Agreement and Guarantor’s obligations hereunder.

6. WAIVERS.

6.1 Guarantor waives:

6.1.1 ALL SURETYSHIP DEFENSES, WHETHER ARISING IN EQUITY, BY CONTRACT, STATUTE OR BY OPERATION OF LAW.

6.1.2 Notice of (a) any adverse change in the financial condition of any Debtor, (b) any default in the performance of the Guaranteed Obligations; and (c) any other notice to which Guarantor might be entitled.

6.1.3 Any defense or claim arising out of (a) the release of any collateral securing the Guaranteed Obligations or (b) any fact that may increase Guarantor’s risk hereunder.

6.1.4 Any claim of usury.

6.1.5 Any other defense arising because of any disability or other defense (other than the defense that the Guaranteed Obligations have been fully paid) of Debtor including any defense arising from any statute of limitations.

6.1.6 Any defense based on the invalidity, irregularity, or unenforceability of all or any part of the Guaranteed Obligations or any other circumstance that might constitute a defense of a guarantor.

6.1.7 Any claim or defense based on (a) the validity, legality or enforceability in whole or in part of the Guaranteed Obligations, (b) any assignment, amendment, transfer, modification, renewal, waiver, compromise, addition or supplement relating to Guaranteed Obligations, (c) any setoff, counterclaim or any circumstances which might constitute a defense or discharge of Guarantor.

6.1.8 Any lack of power or authority of Debtor.

6.1.9 Any defense to payment hereunder resulting from Creditor releasing the Debtor or any other obligor owing the Guaranteed Obligations from their obligation to pay the Guaranteed Obligations, as well as Creditor’s failure to give Guarantor notice thereof.

6.1.10 All Guarantor’s rights of reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor.

6.1.11 All rights and defenses arising out of an election of remedies, such as a nonjudicial foreclosure with respect to security for Guaranteed Obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against the Debtor.

7. ACKNOWLEDGEMENTS AND AGREEMENTS.

7.1 Modifications to Credit Documents and Guaranteed Obligations. Without notice to Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Creditor may, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, release any obligor of the Guaranteed Obligations or may grant other indulgences to Debtor in respect thereof, or may amend the Credit Documents.

7.2 Subordination.

7.2.1 Guarantor subordinates any present and future indebtedness of Debtor to Guarantor (“Guarantor Indebtedness”) to the payment of the Guaranteed Obligations, and shall not accept any payment with respect thereto until the Guaranteed Obligations have been fully paid.

7.2.2 Any payment received by Guarantor in respect of Guarantor Indebtedness shall be held by Guarantor as trustee for Creditor, and promptly paid over to Creditor on account of the Guaranteed Obligations without reducing the liability of the Guarantor hereunder.

7.2.3 Upon Creditor’s request, Guarantor shall:

(a) Mark any notes evidencing the indebtedness of Debtor to Guarantor with a legend that the same are subject to this Agreement, or

(b) Deliver the notes to Creditor for safekeeping.

7.3 All notices shall be effective upon:

7.3.1 The sending of an email to one of the email addresses below or

7.3.2 Delivery to a recognized overnight delivery service of a properly addressed notice, delivery prepaid, with instructions to make delivery on the next business day.

7.4 The addresses of the Parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one Party to the other in accordance with the provisions hereof.

BK Technologies Inc.

Address:	7100 Technology Inc.
W. Melbourne, FL 32904
Attention:	Scott A. Malmanger
Email address:	smalmanger@bktechnologies.com

RELM Communications, Inc.

Address:	7100 Technology Inc.
W. Melbourne, FL 32904

Attention:	Scott A. Malmanger
Email address:	smalmanger@bktechnologies.com

Creditor

Address:	2420 Lakemont Ave, Suite 350
Orlando, FL 32814222
Attention:	Eugene Stanley Carpenter
Email address:	SCarpenter@AlternaCS.com

8. AMENDMENT AND WAIVER.&NBSP;

8.1 Only a writing signed by all Parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Creditor may have, nor shall any waiver by Creditor hereunder be deemed a waiver of any default or breach subsequently occurring. Creditor’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Creditor would otherwise have.

9. ATTORNEY’S FEES.

9.1 In the event that either Party finds it necessary to retain counsel in connection with any contract claim regarding the interpretation, defense, or enforcement of this Agreement, the prevailing Party shall recover its reasonable attorney’s fees and expenses from the unsuccessful Party.

9.2 It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing Party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing Party by its counsel in similar matters.

9.3 In the event that Guarantor asserts a claim against Creditor hereunder, it shall do so in writing prior to and as a condition of the commencement of any litigation by Guarantor, setting forth the specific amount of Guarantor’s claim against Creditor (the “Damage Claim”). In the event that litigation results in a judgment against Creditor of less the Damage Claim, the court must find that Creditor was the prevailing Party for the purposes of Section 9.1.

9.4 In the event that either Party finds it necessary to retain counsel in connection with any non-contractual claim against the other Party (such as a tort claim), Guarantor shall pay the reasonable attorney’s fees incurred by Creditor in connection therewith.

10. COSTS AND EXPENSES.&NBSP;

10.1 Guarantor agrees to reimburse Creditor on demand for the actual costs of photocopying (which, if performed by Creditor’s employees, shall be at the rate of $.10/page), travel, and attorneys’ fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Guarantor is a party.

11. SUCCESSORS AND ASSIGNS.

11.1 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

11.2 Creditor may assign its rights and delegate its duties hereunder in connection with an assignment of the Guaranteed Obligations. Upon such assignment, Guarantor shall:

11.2.1 Be deemed to have attorned to the assignee;

11.2.2 Owe the same Guaranteed Obligations to the assignee, and

11.3 Accept performance from the assignee as if the assignee were Creditor.

12. ENTIRE AGREEMENT.

12.1 No one has made promises to Guarantor as an inducement to execute this Agreement. Guarantor shall not refer to any course of dealing, course of performance or trade usage or parole evidence to supplement or modify any terms of this Agreement.

13. REVOCATION.

13.1 Guarantor waives any right to revoke this Agreement.

13.2 If, contrary to the express intent of this Agreement, any such revocation is attempted by Guarantor:

13.2.1 It shall not be effective until thirty days after written notice thereof has been actually received by any officer of Creditor;

13.2.2 It shall not apply to any Guaranteed Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof);

13.2.3 It shall not apply to any Guaranteed Obligations made or created after such date pursuant to a commitment of Creditor which was, or is believed in good faith by Creditor to be, in existence on the date of such revocation;

13.2.4 No payment by any other surety of Debtor, or from any other source, prior to the date of such revocation shall reduce the obligations of Guarantor hereunder.

14. CHOICE OF LAW.

14.1 The laws of the Chosen State shall govern this Agreement.

15. WAIVER OF TRIAL BY JURY.

15.1 IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

16. VENUE; JURISDICTION.

16.1 Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, including an action in tort, shall, if Creditor so elects, be instituted in (the “Acceptable Forums”):

16.1.1 The United States District Court for the District in which Creditor’s chief executive office is located (“Controlling City”) or

16.1.2 Any court sitting in the state in which the Controlling City is located.

16.2 Guarantor agrees that the Acceptable Forums are convenient to it, and irrevocably submits to the jurisdiction of the Acceptable Forums and waives all objections to jurisdiction or venue.

16.3 Guarantor waives any right to oppose any motion or application made by Creditor to transfer such proceeding to an Acceptable Forum in the event that Guarantor commences such proceeding in any other forum.

17. SERVICE OF PROCESS.

17.1 Guarantor agrees that Creditor may effect service of process upon Guarantor by regular mail at the address set forth herein or at such other address as may be reflected in the records of Creditor, or at the option of Creditor by service upon Guarantor’s agent for the service of process.

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date first written above.

BK Technologies, Inc.

By:	/s/ Scott A. Malmanger
Scott A. Malmanger, Chief Financial Officer

RELM Communications, Inc.

By:	/s/ Scott A. Malmanger
Scott A. Malmanger, Chief Financial Officer